GATEWAY CERTIFICATIONS, INC.

YOUR MWBE CERTIFICATION EXPERTS

CONTRACT FOR SERVICES

The following constitutes an Agreement (the “Agreement”) between Gateway Certifications, Inc., (“Gateway”), 250 West 57th Street, Suite 917, New York, NY 10107, and the undersigned (hereinafter referred to as the "Client"):

COMPANY:

Padua-Lugo, Ltd.

ADDRESS:

19 Gail Road

CITY/STATE/ZIP:

Yonkers, NY 10710

CONTACT PERSON:

Israel V. Rentas, Sr.

TELEPHONE:

(914) 961-6486

Gateway hereby agrees to perform certification and consulting services for the Client in conjunction with certifying the Client as a minority owned business with various state, city, local and other government agencies (as agreed to by the parties) and other similar matters upon the fully negotiated terms and conditions set forth herein. In consideration of mutual promises made herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged by Gateway and Client, both parties agree as follows:

Duties of GPT:  Gateway will provide the following services:

Phase 1

I.

Full Consultation & Certification Analysis

The first step is for Gateway to conduct a thorough and in-depth Certification Analysis of the Client and its business operations. This step will enable Gateway to become familiar with the Client’s business and to confirm Client’s eligibility for one or more certification programs. The purpose of the consultation is to apprise and identify the applicable certification programs the Client will or will not qualify for and the certification(s) which is/are best suited for Client’s particular business and also to notify the Client of any red flags in regard to its eligibility.

Phase II

I.

Certification Application Services

Upon determining the applicable certification programs best suited for the Clients business, Gateway will then provide the following certification application services (if applicable):

GATEWAY CERTIFICATIONS, INC.

YOUR MWBE CERTIFICATION EXPERTS

1.

Due diligence of all documents required to assemble the application;

2.

Detailed analysis and review of required additional documents;

3.

Assistance in procuring required documents;

4.

Prepare Business Background for each owner, shareholder, partner and/or director;

5.

Create Ownership History;

6.

Create Business History;

7.

Prepare Disadvantaged Businesses Certificate of Competency and Job Description for each owner, shareholder, partner, director, manager and department head;

8.

Prepare all industry specific resumes for each owner, shareholder, partner, director, manager and department head;

9.

Assistance in selecting appropriate SIC NAICS Codes for future procurement sources;

10.

Assist in preparation of Personal Statement of Net Worth for DBE/SBE/8(a) for each owner, shareholder, partner and/or director;

11.

Preparation of Two-Year Business Waiver;

12.

Complete application preparation;

13.

Application Submittal & Tracking;

14.

Day to day detailed correspondence, point of contact for certification agency;

15.

Bounded copy of all applications, with index for easy reference; and

16.

Additional services are provided based on the requirements of each client and specific applications.

Note:

Although there is an extensive list of required documents for each application, certifying agencies often require additional information that is not originally requested, but rather, an outgrowth of the initial information provided.

Phase III

I.

Gateway’s Marketing Services

Once successfully certified, Gateway will then provide Client with consulting services to assist the Client market and promote Client’s services with various state, city, local and government agencies, and private organizations.

Gateway will assist the certified Client procure new relationships, through direct marketing, within the private and public procurement sector.

This consists of compiling a portfolio for the certified Client which is then followed by sending out the portfolio to various contracting officers to discuss doing business with the respective governmental agency and/or private organization.

GATEWAY CERTIFICATIONS, INC.

YOUR MWBE CERTIFICATION EXPERTS

Marketing services include:

1.

Customized sales and marketing campaigns targeting Corporate Supplier Diversity Markets or Public Sector Procurement;

2.

Prepare and manage Supplier Diversity Vendor Application Preparation;

3.

Submittal and Track Supplier Diversity Applications;

4.

Additional Vendor Application Verification/Confirmation;

5.

Customer sales and marketing campaigns targeting the Public Procurement Sector; and

6.

Additional services, such as Bid and RFP support.

Gateway will perform such services based on Client's opportunities, capacity, individual expertise and strategic goals. Gateway will assist Client to determine which companies to apply with for Preferred Vender Status as a certified minority owned business.

1.

Client to Provide Information: Client agrees to provide Gateway with any information and documents as may be requested by Gateway in connection with the services to be performed for Client. Client shall be solely responsible for the accuracy of the information and representations contained in any documents to be prepared by Gateway on behalf of Client.

2.

Compensation:

I.

Full Consultation & Certification Analysis: $100.00 payable after initial meeting and consultation.

II.

Certification Application Services:  Client shall pay $2,000 (U.S.D.) for the first competed certification application. Please note: Client understands this contract has been discounted by $8,000.00. It is understood that the average application for certification can take as much as 40-50 hours to complete and Gateway’s normal hourly rate of $200.00 per hour has been discounted substantially.

Disbursement 1:

Client disburses and Gateway collects payment of a non-refundable retainer of $1,000 USD upon the execution of this Agreement;

Disbursement 2:

Client disburses and Gateway collects payment of an additional $750 USD, non-refundable, upon submission of the application.

Disbursement 3:

Client disburses and Gateway collects payment of an additional $250 USD, non-refundable, upon notice of certification approval.

Each additional certification application shall be prepared for $1,000 or 50% of the first application fee amount and shall also be payable in three (3) disbursements similar to the above disbursement schedule.

III.

Gateway’s Marketing Services: $250 per month and 2%-5% of gross Client contract amount that Gateway is directly responsible for securing.

GATEWAY CERTIFICATIONS, INC.

YOUR MWBE CERTIFICATION EXPERTS

ADDITIONAL EXPENSES (If Applicable)

1.

Incorporation costs and filing fees…………………………............................$500

2.

Financial statement preparation including

balance sheet and profit and loss statement…………….............................$1,500

3.

Corporate minutes of shareholders and board of

director meetings………………………………….………………………….....$250

4.

By-Laws, Partnership Agreement, LLC Operating

Agreement, LLC Management Agreement …………………………………..$500

5.

Request for proposals………………………………………………………….TBD

Total Additional Expenses: $2,750

3.

Other Expenses: Gateway’s compensation does not include any direct filing fees required to be submitted with any certification application, state fees for true copies of articles/certificates of incorporation or organization and certificates of good standing, all of which must be paid directly by the Client. Gateway will list such applicable fees in a cover letter upon the execution of this Agreement.

 Client must issue checks in full payment of these fees, payable to the appropriate payee, in the appropriate amount, and return the checks to Gateway along with the executed documents (ex. request for NYS Certificate of Good Standing). Gateway will submit these checks to the appropriate payees along with the associated documents. Similarly, Gateway is not responsible for certain printing or overnight mail costs associated with the documentation described above. Client will issue a check for these costs and expenses and return the check to Gateway along with the executed documents for their submission to the appropriate authorities.

4.

Certain Circumstances: Gateway assumes no responsibility for any occurrences beyond its control, including but not limited to federal, state, city and local government, agency or association computer breakdowns, which may result in processing delays. Gateway will use its best efforts to secure certification for Client but cannot guarantee that any certification will be granted; however, in the event that the failure to obtain a certification is directly attributable to an error or oversight on the part of Gateway, Gateway will use its best efforts to resolve the problem at no additional expense to Client. In no event will Gateway be liable for actual, incidental, consequential, related or any other type of damages, in any amount, attributable to such error or oversight on the part of Gateway.

GATEWAY CERTIFICATIONS, INC.

YOUR MWBE CERTIFICATION EXPERTS

5.

Indemnification: Client hereby agrees to indemnify and hold harmless Gateway, its partners, employees, agents, representatives, assigns, and controlling persons (and other officers, directors, employees, agents, representatives, assigns and controlling persons) from any and all losses,  claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which it is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the services pursuant to this agreement so long as Gateway has not committed intentional or willful misconduct, nor acted with gross negligence, in connection with the services which form the basis of the claim for indemnification.Client further agrees that Gateway shall incur no liability on account of this agreement or any acts or omissions arising out of or relating to this agreement except for such intentional or willful misconduct. This paragraph shall survive the expiration or termination of this agreement.

Please Initial: I.R. Client also expressly indemnifies Gateway for any future liabilities, either administrative, civil, or criminal related to the improper use by Client or its assigns of any and all documentation that is provided to Client by Gateway pursuant to this Agreement.

Please Initial: I.R. Client hereby further agrees to indemnify Gateway against any action, suit, claim or proceeding, whether civil, criminal or administrative, and against any fine, cost, levy, expense, judgment or award arising therefrom (collectively a “Claim”), in which Gateway may be involved (whether as a witness or a party) as a result of any application or document filed or processed by Gateway, on the Client’s behalf, which contains any false or misleading statement or omission of material fact or which, other than through gross negligence of Gateway, violates any statute, rule or order of any Federal, state or self-regulatory authority.

Client agrees that Gateway shall have no responsibility to verify the accuracy or adequacy of any statement, document, fact or information provided to Gateway by Client or Client’s attorney, accountant, representative or agents.

6.

Independent Contractor Status: Gateway shall perform its services under this contract as an independent contractor and not as an employee of Client or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Gateway shall have no authority to act for, represent or bind Client or any affiliate thereof in any manner, except as provided for expressly in this Agreement or in writing by Client.

7.

Additional Services: Client understands and acknowledges by the acceptance of this Agreement that any and all services outside the direct scope of this Agreement shall be billed to Client by Gateway at Gateway’s then current hourly rates.

8.

Late Fees: Any Gateway invoice not paid within thirty (30) days of such billing is subject to a 1.5% monthly interest charge. Gateway reserves the right to use any and all means of collection available under applicable law to collect any amount past due.

9.

Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

GATEWAY CERTIFICATIONS, INC.

YOUR MWBE CERTIFICATION EXPERTS

10.

Entire Agreement: This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. The failure by Gateway to insist on strict performance of any term or condition contained in this Agreement shall not be construed by Client as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

11.

Agreement Binding: This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. Client shall not assign its rights or delegate its duties under any term or condition set forth in this Agreement without the prior written consent of Gateway.

12.

Attorney’s Fees: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

13.

Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

14.

Governing Law: This Agreement shall be governed by the laws of the State of New York, and the venue for the resolution of any dispute arising thereof shall be in New York County, State of New York.

15.

No Legal Advice: Client further agrees and understands that although documents and applications prepared are reviewed by Gateway, Gateway has not and does not render legal advice or offer legal assistance. All requests for legal advice by Client will be referred to legal counsel. Accordingly, no statements or representations by Gateway should be construed to be legal advice, and Gateway advises Client to always consult with own its attorney regarding the legalities of all certification applications and their required attachments.

16.

Disclosure: Client has received and reviewed a copy of this Agreement. The Client has the right to terminate this agreement without penalty within five business days after entering into the agreement.

GATEWAY CERTIFICATIONS, INC.

YOUR MWBE CERTIFICATION EXPERTS

IN WITNESS THEREOF, the parties above have caused this Agreement to be duly executed, as of the day and year set out below.

Gateway Certifications, Inc.

/s/ Kwajo Sarfoh

1/1/07

By: _______________________________________________ ____________

Kwajo Sarfoh

Date

Padua-Lugo, Ltd.

/s/ Israel V. Rentas, Sr.

1/1/07

By: _______________________________________________ ____________

Israel V. Rentas, Sr.

Date